Exhibit 10.23

AMENDMENT NO. 1 TO
NOTE

This Amendment No. 1 to the 10% $192,430.62 Convertible Promissory Note (the “Note”) dated as of August 6, 2010, is entered into to be effective as of the 12 day of October, 2011, by and among Zevotek, Inc., a Delaware corporation, with principal executive offices located at 900 Southeast Ocean Boulevard, Stuart, FL 34994 (the “Company”), and the holder of the Note, signatory hereto (the “Holder”).

WHEREAS, the Holder and the Company desire to amend the terms of the Note clarify the certain terms of the Note.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1	Section 2 of the Note shall be amended and restated as follows:

2.           Conversion of Principal and Interest. (a) Subject to the terms and conditions hereof, the Payee, at its sole option, may deliver to the Maker a notice in the form attached hereto as Exhibit A (a “Conversion Notice”) and an updated Loan Schedule, at any time and from time to time after the date hereof (the date of the delivery of a Conversion Notice, a “Conversion Date”), to convert all or any portion of the outstanding principal amount of this Note plus accrued and unpaid interest thereon, for a number of Shares equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of this Note plus the accrued and unpaid interest thereon being convened by the Conversion Price (as defined in Section 16).  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereunder in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Notice and the Loan Schedule.

(b)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (ii) the Maker’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Holder, (iii) the Maker’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans that have been approved by a majority of the board of directors or in existence as such plans are constituted on the original date of issuance of this Note, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the original date of issuance of this Note on the terms then in effect including the permissible amendment thereof,  (v) as a result of conversion of this Note, (vi) the Maker’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to consultants and service providers, and (vii) any and all securities required to be assumed by the Maker by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time while this Note is outstanding the Maker shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price hereunder in effect at such time, then the Conversion Price shall automatically be reduced to such other lower price.  Common Stock issued or issuable by the Maker for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.00001 per share of Common Stock.    Notwithstanding anything herein or in any other agreement to the contrary, the Maker shall only be required to make a single adjustment with respect to any Lower Price Issuance, regardless of the existence of multiple basis therefore.

1.2	Section 3 of the Note shall be amended and restated as follows:

3.           Certain Conversion Limitations.  (a) The Maker shall not effect any conversion of this Note, and a Payee shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Payee (together with the Payee’s affiliates, and any other person or entity acting as a group together with the Payee or any of the Payee’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Payee and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Payee or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker  subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Note) beneficially owned by the Payee or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Payee together with any affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Payee, and the submission of a Notice of Conversion shall be deemed to be the Payee’s determination of whether this Note may be converted (in relation to other securities owned by the Payee together with any affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Payee will be deemed to represent to the Maker each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Maker shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section , in determining the number of outstanding shares of Common Stock, the Payee may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Maker’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Maker; or (C) a more recent notice by the Maker or the Maker’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Payee, the Maker shall within two Trading Days confirm orally and in writing to the Payee the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Payee or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Payee.  The Payee, upon not less than 61 days’ prior notice to the Maker, may increase or decrease the Beneficial Ownership Limitation provisions of this Section, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Payee and the Beneficial Ownership Limitation provisions of this Section shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Maker.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

           (b) Notwithstanding the foregoing, the Payee may not convert an outstanding principal amount of this Note or accrued and unpaid interest thereon to the extent such conversion would require the Maker to issue shares of Common Stock in excess of the Maker’s then sufficient authorized and unissued shares of Common Stock.

1.3	The definition of “Conversion Price” in Section 14 of the Note shall be amended and restated as follows:

“Conversion Price” shall be $0.10 per share (which shall not be adjusted if the Maker, at any time while this Note is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of its capital stock).

1.4           All other terms and provisions of the Note in direct conflict with the amendments specifically set forth herein are hereby amended to conform to these amendments; and except for these amendments, all other terms and conditions of the Note shall remain unamended hereby and in full force and effect.

1.5           This Amendment, together with the Note, embodies the entire agreement and understanding between the Company and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

1.6           If any provision of this Amendment, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

1.7           This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  A facsimile transmission of this signed Amendment shall be legal and binding on all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly caused this Amendment to be executed and delivered on the date first written above.

ZEVOTEK, INC.	INTERSTELLAR HOLDINGS LLC

By:	By:
Robert Babkie	Annette Hunter
Chief Executive Officer	Managing Member